Portland General Electric Earnings Conference Call First Quarter 2018 Exhibit 99.2

Cautionary Statement Information Current as of April 27, 2018 Except as expressly noted, the information in this presentation is current as of April 27, 2018 — the date on which PGE filed its quarterly report on Form 10-Q for the quarter ended March 31, 2018 — and should not be relied upon as being current as of any subsequent date. PGE undertakes no duty to update this presentation, except as may be required by law. Forward-Looking Statements Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the company’s most recent annual report on form 10-K and the company’s reports on forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time. 2

Leadership Presenting Today Jim Lobdell Senior VP of Finance, CFO and Treasurer On Today's Call • Financial performance • Accomplishments • Economic update • Renewables Request for Proposals • 2019 General Rate Case • Financial update • Earnings guidance 3 Maria Pope President and CEO

First Quarter 2018 Earnings Results Q1 2018 Q1 2017 Net Income (millions) $64 $73 Diluted EPS $0.72 $0.82 2017 Diluted EPS $2.10 2018E Diluted EPS $2.10 - $2.25 4 Q1 Q1 Q2 Q3 Q4 Q2 Q3 Q4 $1.38 - $1.53 Q1 Q2 - Q4

• Proposal filed for renewable power options for large business and municipal customers • Transportation Electrification Plan approved • Top-quartile customer satisfaction1 and 2018 Environmental Champion2 • Service area population growth of 1.8%3 • Average residential customer count increased 1.4% • Increase in building permits of 12.3% in our service area vs. 4.5% nationally4 • Long-term load growth of approximately 1% Operational & Economic Highlights (1) TQS Research, Inc. and Market Strategies International (MSI) (2) MSI nationwide survey of utility customers (3) Portland Metropolitan Statistical Area for 2017 from Portland State University's Northwest Economic Research Center (4) Annual growth rate using 12-month moving average Portland has the most cranes per capita of reported metro areas in the U.S., RLB Crane Index report for North America, January 2018 5

Draft RFP filed with OPUC Final RFP issued Proposals due Notice to proceed March 2018 May 2018 June 2018 December 2018 Renewable RFP • OPUC acknowledged 100 MWa renewable need in December 2017 • Competitive Renewable RFP1 process to include oversight by an independent evaluator and review by OPUC • PGE intends to submit a benchmark resource ▪ Nameplate capacity of up to 300 MW ▪ Qualifies for 100% federal Production Tax Credit 6 (1) See docket UM 1892 on the OPUC website for details

2019 General Rate Case 7 Timeline: • Regulatory review to occur throughout 2018 ▪ June: Staff and intervenor testimony and settlement conference(s) ▪ July: PGE reply comments and settlement conference ▪ August: Staff and intervenor rebuttal testimony • Final order expected from the commission by end-of-year Key Drivers: Investments in the system to better serve customers and continue building a smarter, more resilient grid • Return on equity of 9.5% • Capital structure of 50% debt and 50% equity • Rate base of $4.86 billion • Customer price increase of approx. 4.8%, net of tax reform, effective Jan. 1, 2019

First Quarter Earnings Bridge 8 Earnings per diluted share

Capital Planning Current Capital Outlook • Support for continued customer growth • Upgrades and replacement of aging generation, transmission and distribution equipment • Strengthening the grid for earthquakes, cyber attacks and other potential threats • New customer information systems and technology tools (1) Does not include any capital related to the 2016 IRP or energy storage proposal $655 9 1 $ Millions

Liquidity and Financing Total Liquidity As of 03/31/2018 (in millions) Credit Facilities $ 720 Commercial Paper $ 0 Letters of Credit $ (71) Cash $ 70 Available $ 719 Ratings S&P Moody's Senior Secured A- A1 Senior Unsecured BBB A3 Commercial Paper A-2 Prime-2 Outlook Positive Stable Q1 2018 Q2 2018 Q3 2018 Q4 2018 First Mortgage Bonds Issue up to $150 million 10

Guidance and Assumptions 2018 EPS Guidance: $2.10 - $2.25 • Retail deliveries decline up to 1%, weather-adjusted • Normal hydro conditions for the remainder of the year based on the current hydro forecast • Wind generation for the remainder of the year based on 5 years of historical levels, or forecast studies when historical data is not available • Normal thermal plant operations for the remainder of the year • Depreciation and amortization expense between $365 and $385 million • Operating and maintenance expense between $575 and $595 million • Assumes OPUC approval of the customer information and meter data management systems deferral application 11

12 2018 Key Initiatives • Maintain a high level of operational excellence and customer service • Invest in reliable and clean energy while keeping prices affordable • Build a smarter, more resilient grid